October 11, 2002


Securities Exchange Commission
450 5th Street NW
Washington DC 20549


Dear Sirs/Madams:


We have read and agreed with comments in Item 4 of Form 8K of Cosmo Communications Corporation dated October 7, 2002.


Yours truly,

SCHWARTZ LEVITSKY FELDMAN LLP




Per: Gerry Goldberg, C.A.
       Partner

GG/jc

i:\ltr\gg\Cosmo Communications Corporation.N2002
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